UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2024

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street

Santa Ana, CA, 92705

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 396-6830

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKGN	Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 21, 2024, NKGen Biotech, Inc. (the “Company”) issued a 12% promissory note (the “FirstFire Note”) in the principal amount of $330,000, pursuant to a Securities Purchase Agreement (the “FirstFire Purchase Agreement”), by and between the Company and FirstFire Global Opportunities Fund, LLC (“FirstFire”). The purchase price of the FirstFire Note was $300,000, representing a $30,000 original issue discount. The FirstFire Note matures on March 21, 2025 (the “FirstFire Maturity Date”). FirstFire has the right to convert all or any portion of the then outstanding and unpaid principal amount and interest into shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), at any time from the issue date to the FirstFire Maturity Date at a conversion price of $2.00 (subject to adjustment as described in the FirstFire Note).

Pursuant to the FirstFire Purchase Agreement, the Company also issued FirstFire a Common Stock Purchase Warrant (the “FirstFire Warrant”) to purchase up to 330,000 shares of Common Stock at an exercise price of $2.00 per share (subject to adjustment as described in the FirstFire Warrant) for a period of five years from the issue date.

On March 26, 2024, the Company issued a 12% promissory note (the “Meteora Note”) in the principal amount of $330,000, pursuant to a Securities Purchase Agreement (the “Meteora Purchase Agreement”), by and among Meteora Select Trading Opportunities Master, LP, Meteora Capital Partners, LP and Meteora Strategic Captial, LLC (collectively, “Meteora”) and the Company. The purchase price of the Meteora Note was $300,000, representing a $30,000 original issue discount. The Meteora Note matures on March 26, 2025 (the “Meteora Maturity Date”). Meteora has the right to convert all or any portion of the then outstanding and unpaid principal amount and interest into shares of Common Stock, at any time from the issue date to the Meteora Maturity Date at a conversion price of $2.00 (subject to adjustment as described in the Meteora Note).

Pursuant to the Meteora Purchase Agreement, the Company also issued Meteora a Common Stock Purchase Warrant (the “Meteora Warrant”) to purchase up to 330,000 shares of Common Stock at an exercise price of $2.00 per share (subject to adjustment as described in the Meteora Warrant) for a period of five years from the issue date.

The foregoing descriptions of the FirstFire Note, FirstFire Warrant, FirstFire Purchase Agreement, Meteora Note, Meteora Warrant and Meteora Purchase Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the FirstFire Note, FirstFire Warrant, FirstFire Purchase Agreement, Meteora Note, Meteora Warrant and Meteora Purchase Agreement, which are filed as Exhibits 10.1, 4.1, 10.2, 10.3, 4.2 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 are incorporated by into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Common Stock Purchase Warrant issued to FirstFire, dated March 21, 2024.
4.2	Common Stock Purchase Warrant issued to Meteora, dated March 26, 2024.
10.1	Promissory Note issued to FirstFire, dated March 21, 2024.
10.2+	Securities Purchase Agreement, dated March 21, 2024, by and between FirstFire and the Company.
10.3	Promissory Note issued to Meteora, dated March 26, 2024.
10.4+	Securities Purchase Agreement, dated March 26, 2024, by and among Meteora and the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+    The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NKGEN BIOTECH, INC.

Date: March 27, 2024	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer
(Principal Executive Officer)